EXHIBIT 32

      In connection with the Annual Report of EFT BioTech Holdings, Inc. (the "Company") on Form 10-K/A for the period ending March 31, 2010 as filed with the Securities and Exchange Commission (the "Report"), Jack Jie Qin, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.



September 22, 2010                       By:  /s/ Jack Jie Qin
                                         ---------------------------------------
                                         Jack Jie Qin, Principal Executive and
                                          Financial Officer